Reference Material Dear Shareholders, Transition to Holding Company Structure Table of contents 1 Background to and Objectives of Transition to Holding Company Structure 1 2 Group’s Corporate Credo and Long-Term Vision 3 3 Outline of Holding Company 4 4 Group Structure 5 5 Holding Company’s Governance Structure 6 6 Maximizing Group Synergies 7 7 Transition Schedule 8 8 Q&A Regarding Transition 9 Iyo Bank

1 Background to and Objectives of Transition to Holding Company Structure The Bank defined the meaning of its existence in its corporate credo as “creating a bright and prosperous future for the region,” and has made efforts to stabilize regional financing and stimulate the local economy through the expansion, etc. of finance-related services by merging with other financial institutions and establishing group subsidiaries for leasing and securities, etc. While doing so, the business environment surrounding regional financial institutions has changed greatly due to circumstances such as the normalization of a low-interest policy, changes in spending behavior, changes to the social structure such as a decrease in population, and the diversification and enhancement of customer needs in conjunction with progressing digitalization; the Bank is seeking to improve corporate value as a group, grounded on the importance of sustainability and in light of the impact of the COVID-19 pandemic, and it recognizes that it faces the task of changing its business model to contribute to growth in the local economy. Stable regional financing 1974 Iyogin Leasing established 1975 Iyogin Computer Service established 1988 Iyogin Regional Economy Research Center established 1988 Iyogin DC Card established 1992 Toho Mutual Bank merger 1999 Fuji Savings Credit Union merger

Therefore, the Bank has decided to transition to a holding company structure with the objective of striving to expand its fields of business in light of relaxation of regulations, and in order to achieve that, promoting the enhancement of group governance by strengthening business management functions and maximizing group synergies. With the transition to a holding company structure, the Bank will strive to grow the Iyogin group sustainably and improve corporate value by promoting changes in employee and officer awareness and behavior and creating a structure that can respond as a cohesive group to diversified and enhanced customer needs, with the aim of earning the unwavering trust of its shareholders, customers, local residents, and employees, which in turn will contribute to the realization of a sustainable society. October 2022: Transition to holding company structure Expansion of business fields in light of relaxation of regulations Enhanced group governance by strengthening business management functions Maximizing group synergies by changing employee and officer awareness and behavior 2016 Ship Finance Division established (Iyo Bank) 2016 Singapore branch opened (Iyo Bank) 2012 Shikoku Alliance Securities established Stimulation of the local economy

2 Group’s Corporate Credo and Long-Term Vision Iyogin Holdings’ corporate credo, “Work together with and enrich the community both materially and spiritually,” inherits the spirit of the Bank’s corporate credo, is established as the basis for activities carried out by Iyogin group’s officers and employees, and consists of its “meaning of existence,” “management stance,” and “code of conduct.” Iyogin group’s corporate credo Meaning of existence (mission) Creating a bright and prosperous future for the region We create brightness and prosperity for people’s lives and businesses as a local corporate group and establish a rich future together with the region Management stance Offering the best service and being worthy of people’s trust We wholeheartedly provide comprehensive services of cutting-edge quality, with the aim of creating a corporate group that meets the expectations and is worthy of the people’s trust Code of conduct (values) Rendering our best service with gratitude in our hearts We work unceasingly to be innovative, starting with gratitude in our hearts towards our customers, and act resolutely with joy and purpose ? Long-term vision ? A corporate group that continues to create and provide new value We aim to realize our long-term vision based on the management stance of “Offering the best service and being worthy of people’s trust.” (To engage in resolving issues for society and customers by creating and delivering the value that society and customers require, and taking on the challenge of new business that is implemented within the entire group)

3 Outline of Holding Company Trade name Iyogin Holdings, Inc. Location of head office 1 Minami-Horibata-cho, Matsuyama-shi, Ehime Representatives and officers (to be confirmed) Chairman Iwao Otsuka (Current: Iyo Bank, Chairman) President and Representative Director Kenji Miyoshi (Current: Iyo Bank, President) Representative Director and Senior Managing Executive Officer Hiroshi Nagata (Current: Iyo Bank, Managing Director) Director and Managing Executive Officer Kensei Yamamoto (Current: Iyo Bank, Managing Director) Director and Audit and Supervisory Committee Member Tetsuo Takeuchi (Current: Iyo Bank, Director) Outside Director and Audit and Supervisory Committee Member Junko Miyoshi (Current: Iyo Bank, Outside Director) Outside Director and Audit and Supervisory Committee Member Keiji Joko (Current: Iyo Bank, Outside Director) Outside Director and Audit and Supervisory Committee Member Yoriko Noma (Current: Iyo Bank, Outside Director) Description of business Management and operation of banks and companies that may be subsidiaries under the Banking Act and any and all business incidental or related thereto. Business that bank holding companies may engage in pursuant to the Banking Act. Amount of stated capital 20.0 billion yen Date of establishment October 3, 2022 Fiscal year end March 31 Listing stock exchange Tokyo Stock Exchange Prime Market Number of shares per unit 100 shares Financial auditor KPMG AZSA LLC Administrator of shareholder registry Sumitomo Mitsui Trust Bank, Limited

4 Group Structure Current Structure Iyo Bank Iyogin Credit Guarantee Iyogin Business Service Iyogin Capital Seven consolidated subsidiaries Iyogin Regional Economy Research Center Two non-consolidated subsidiaries Iyogin DC Card Iyogin Leasing Iyogin Computer Service Shikoku Alliance Securities Iyogin Challenge & Smile Four affiliates Step 1. At the time of establishment of the holding company Iyogin Holdings Iyo Bank Iyogin Credit Guarantee Iyogin Business Services Iyogin Capital Seven consolidated subsidiaries Two non-consolidated subsidiaries Iyogin Regional Economy Research Center Iyogin DC Card Iyogin Leasing Iyogin Computer Service Shikoku Alliance Securities Iyogin Challenge & Smile Four affiliates Step 2. After establishing the holding company Iyogin Holdings Iyo Bank Iyogin Business Services Iyogin Challenge&Smile Four Affiliates Iyogin Credit Guarantee Iyogin Capital Seven consolidated subsidiaries Two non-consolidated subsidiaries Iyogin Regional Economy Research Center Iyogin DC Card Iyogin Leasing Iyogin Computer Service Shikoku Alliance Securities Step 1. At the time of establishment of the holding company The holding company will be established through a sole share transfer by the Bank effective October 3, 2022, pursuant to which the Bank will become a wholly owned subsidiary of the holding company. Step 2. After establishing the holding company The Bank’s seven consolidated subsidiaries (i.e., Iyogin Credit Guarantee, Iyogin Capital, Iyogin Regional Economy Research Center, Iyogin DC Card, Iyogin Leasing, Iyogin Computer Service, and Shikoku Alliance Securities) are expected to be reorganized with the holding company as the direct equity holding company, with a view to strengthen cooperation, etc. within the group.

5 Holding Company’s Governance Structure General Meeting of Shareholders Iyogin Holdings Appointment/dismissal Appointment/dismissal Appointment/dismissal Management Deliberation Committee Consult Report Board of Directors Audit and Supervisory Committee Collaborate Advisory Board Dismiss Group Management Council [Management Planning Council] [Compliance Council] Group Compliance Committee Group Operational Risk Administration Committee Group Credit Risk Administration Committee Direct Order Report Audit Financial auditor Corporate Planning Division Personnel Planning Division Sales Planning Division Risk Management Division Audit Management Audit Division Collaborate Group companies Instruct, manage Report, consult Audit Iyo Bank Instruct, manage Report, consult Iyo Bank subsidiaries Iyogin Business Service Iyogin Challenge&Smile, etc. Other subsidiaries Audit Iyogin Credit Guarantee Iyogin DC Card Co., Ltd. Iyogin Regional Economy Research Center, Inc. Iyogin Computer Service Iyogin Capital Iyogin Leasing Shikoku Alliance Securities Iyogin Holdings (holding company) Iyogin Holdings is expected to be a company with audit and supervisory committee to increase management efficiency. Specifically, the aim is to reinforce corporate governance for managing and supervising the entire group, and by focusing resolutions by the board of directors on more important matters, realizing swift decision-making, etc. Group companies The group companies will strive for effective business management by formulating specific business plans and then implementing swift management decisions and business execution based on the overall group’s management policy and strategy that are formulated by the holding company. Iyo Bank will continue as the core business of the group, and will adopt the role as a company with audit and supervisory committee to aim for parent-subsidiary collaboration on the governance front (as with the current system).

6 Maximizing Group Synergies Creation of new value by expanding business fields We will create new value through the expansion of business fields and attempt to improve our ability to resolve issues for the community and customers, which in turn will contribute to the realization of a sustainable society. Enhanced group governance In addition to deepening and evolving the content of subsidiaries’ businesses, we will attempt to expand to businesses beyond the financial field and aim to improve each group company’s earning power based on the holding company’s business management. Resolving regional and customer issues Contribution to realizing a sustainable society Expansion of business fields Bank Other financial business Business other than financial Holding company Group business management operations (optimization of management resource distribution) Centralization of operations that can be efficiently integrated into the holding company Subsidiaries Operations having a greater degree of freedom when handled by subsidiaries (deepening and evolution of business content) Other Operations having a greater degree of freedom when handled by advanced banking service companies and equity method affiliates Acceleration of group integration and establishment of a virtuous cycle directed towards maximizing group synergies by promoting changes in group employee and officer awareness and behavior

7 Transition Schedule Iyogin Holdings intends to list its shares on the Prime Market of the Tokyo Stock Exchange on October 3, 2022 in accordance with the following schedule. June 29, 2022 (Wednesday) Ordinary general meeting of shareholders (Introduction of agenda item for transition to holding company structure) September 28, 2022 (Wednesday) Final trading date for shares of Iyo Bank September 29, 2022 (Thursday) Delisting date of the shares of Iyo Bank (shares cannot be traded on September 29 or 30) October 3, 2022 (Monday) Effective date of the share transfer Establishment of Iyogin Holdings Date that trading of Iyogin Holdings shares is possible

8 Q&A Regarding Transition Q1 What is a share transfer? A1 A share transfer means one or more stock companies causing all their issued shares to be acquired by a newly incorporated stock company. On this occasion, Iyogin Holdings will be caused to acquire all shares of Iyo Bank, and in exchange, Iyo Bank’s shareholders will be delivered shares in Iyogin Holdings. Q2 Are any procedures are required at the time of the share transfer? A2 If you continue to hold shares in Iyo Bank as is, you will automatically be allocated shares in Iyogin Holdings on October 3, 2022 (Monday), so there is no need for special procedures. Q3 What will happen to Iyo Bank’s shares? A3 If you continue to hold shares in Iyo Bank as is, on October 3, 2022 (Monday) one share in Iyogin Holdings will be allotted automatically for each share in Iyo Bank. Q4 Until when can Iyo Bank’s shares be sold and purchased on an exchange? A4 Iyo Bank’s shares may be sold and purchased until September 28, 2022 (Wednesday). Please note that shares cannot be sold or purchased on both September 29 (Thursday) and September 30 (Friday). Q5 What will happen to the interim dividend at the end of September 2022? A5 Iyo Bank plans to pay an interim dividend in December 2022 to all shareholders, or all registered pledgees of shares, entered or recorded in Iyo Bank’s shareholder register as of the end of September 2022.

Q6 From when will it be possible to sell and purchase Iyogin Holdings’ shares on an exchange? A6 It will be possible to sell and purchase Iyogin Holdings’ shares from October 3, 2022 (Monday). Q7 What happens to deposits and loans currently with Iyo Bank? A7 Iyo Bank will become Iyogin Holdings’ wholly-owned subsidiary through the transition to a holding company structure, but this will not impact the deposits and loans of Iyo Bank’s customers. You may continue to conduct transactions as before, without change. Q8 What will happen to the preferential system for shareholders? A8 At Iyo Bank, shareholders who hold at least 100 shares as of the end of March may use the preferential system for shareholders. Premised on it being a holding company structure through a share transfer, we continue to move forward with studies in the direction of implementing a preferential system for shareholders at Iyogin Holdings. Q9 What will happen to the stock code? A9 If Iyogin Holdings is listed on a stock exchange, Iyo Bank’s current stock code (8385) will change. Details will be given at a later date. Q10 What will happen to the bank code? A10 There will be no change in Iyo Bank’s bank code (0174) that you use for transfers even after Iyogin Holdings is listed on a stock exchange.

The transition to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than in connection with the transition to a holding company structure, such as in the open market or through privately negotiated purchases. This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects. Iyo Bank